UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On January 19, 2016, Trimble Navigation Limited (the “Company” or “Trimble”) issued a press release announcing that the Company expects fourth quarter revenue to be at or above the high end of previous guidance.  The Company had previously announced in the press release included with the Current Report on Form 8-K filed by the Company on October 29, 2015 that it expects revenue for the fourth quarter of 2015 to be between $520 million and $550 million.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current report, regardless of any general incorporation language in such filing. Readers are urged to carefully review the statements in the press release under the heading “Safe Harbor” for factors which may cause this forward-looking statement to vary. This forward-looking statement speaks only as of the date of such statement and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to this forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which this forward-looking statement is based.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2016, the Company issued a press release announcing that Francois Delepine, current Chief Financial Officer of the Company, will leave that position effective February 1, 2016 and will be departing the Company in early March 2016.  The Company expects to enter into a severance agreement with Mr. Delepine.  The Company will disclose the terms of Mr. Delepine’s severance agreement in a subsequent filing.

On January 19, 2016, the Company issued a press release announcing Robert Painter, age 44, currently a Trimble Vice President and General Manager of Trimble Buildings, will become its new Chief Financial Officer effective February 1, 2016.

Mr. Painter joined Trimble in 2006 and assumed leadership of Trimble’s business development activities, leading all acquisition and corporate strategy activities.  From 2009 to 2010, he served as General Manager of the Company’s Construction Services Division.  Next, he served as General Manager of the Company’s joint venture with Hilti, which was created to foster collaborative development of product innovations for the building construction industry.  In 2015, Mr. Painter was appointed Vice President of Trimble Buildings, a Trimble group focused on BIM-centric businesses that span the Design-Build-Operate continuum of the Building lifecycle.

Prior to joining the Company, Mr. Painter served in a variety of management and finance positions at Cenveo, Rapt Inc., Bain & Company, Whole Foods Markets, and Kraft Foods.  In 1993, he earned a Bachelor of Science degree in Finance from West Virginia University, and received an MBA in Business from Harvard University in 1998.

The selection of Mr. Painter to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person.  In addition, there are no family relationships between Mr. Painter and any director or other executive officer of the Company and there are no related persons transactions between the Company and Mr. Painter reportable under Item 404(a) of Regulation S-K.

The Company expects to enter into a new employment arrangement with Mr. Painter and will disclose the material terms of this arrangement in a subsequent filing.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated January 19, 2016, issued by Trimble Navigation Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: January 21, 2016	By:	/s/ James A Kirkland
James A. Kirkland
Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Press Release of the Company, dated January 19, 2016.